Exhibit 24.1

POWER OF ATTORNEY

NCO Group, Inc., Collect Holdings, Inc. (“Parent”) and Collect Acquisition Corp., a wholly owned subsidiary of Parent (“Acquisition”) entered into an Agreement and Plan of Merger, dated as of July 21, 2006 (the “Merger Agreement”), pursuant to which, among other things, Acquisition will be merged with and into NCO (the “Merger”), NCO will be the surviving corporation in the Merger, and all shares of NCO common stock, no par value per share, outstanding at the effective time of the Merger will be converted into the right to receive $27.50 per share, without interest.

Upon consummation of the Merger, NCO will terminate all offerings of NCO common stock pursuant to its existing registration statements. In addition, NCO will remove from registration, by means of post–effective amendments, any shares of NCO common stock which remain unsold at the termination of such offerings.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to existing registration statements of NCO Group, Inc. in order to remove from registration any shares that remain unsold under such registration statements as of the effective time of the Merger, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable NCO Group, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 25th day of October, 2006, by the following persons:

Signatures	Title

/s/ Michael J. Barrist	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

Michael J. Barrist

/s/ John R. Schwab	Executive Vice President, Finance; Chief Financial Officer; (principal financial and accounting officer)

John R. Schwab

/s/ William C. Dunkelberg	Director

William C. Dunkelberg, Ph.D.

/s/ Ronald J. Naples	Director

Ronald J. Naples

/s/ Leo J. Pound	Director

Leo J. Pound

/s/ Eric S. Siegel	Director

Eric S. Siegel

/s/ Allen F. Wise	Director

Allen F. Wise